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                                                                    Exhibit 10.1

                                ESSEX CORPORATION

                              RESTRICTED STOCK PLAN
                              ---------------------
                           As Amended August 18, 1986
                           --------------------------

1.   Purpose of the Plan
     -------------------

     The purpose of this Plan is to reward outstanding performance of key employees or non-employee members of the Board of Directors of ESSEX CORPORATION (the "Company") and to help build loyalty to the Company through the opportunity for stock ownership.

2.   Administration of the Plan
     --------------------------

     The Plan shall be administered by the Board of Directors of the Company or a committee of not less than two (2) persons (the "Committee") appointed by the Board of Directors. Such persons serving on the Committee need not be members of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors or the Committee shall have the power to select the directors or employees to whom shares of stock will be awarded under the Plan, to determine the number of shares to be awarded to each such person, and to determine the time or times when shares will awarded. The Board of Directors or the Committee shall have full power and authority to administer and interpret the Plan, and all determinations made by the Board of Directors or the Committee shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. Notwithstanding the foregoing, any action by the Committee shall not be effective or binding upon the Company unless approved in advance or subsequently ratified and adopted by the Board of Directors.

3.   Shares Subject to the Plan
     --------------------------

     The Stock awarded hereunder shall be common stock of the Company, par value $.10 per share ("Restricted Stock"). The maximum number of shares of Restricted Stock that may be awarded under the Plan shall not exceed an aggregate of 50,000 shares. If any shares of Restricted Stock shall be forfeited, such shares may again be awarded under the Plan.

4.   Participation
     -------------

     Participants in the Plan shall be selected by the Board of Directors or the Committee from among the directors and key employees of the Company. In the case of participants who are directors, such participants shall be selected by the Board or the Committee action of a majority of disinterested directors. The term "director" shall mean any incumbent member of the Board of Directors who is not also an "employee" of the Company. The term "employee" shall mean any person employed by the Company or any subsidiary thereof on a full-time salaried or commission basis.

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5.   Awards; Restrictions on Shares
     ------------------------------

     (a) Each award of shares of Restricted Stock shall be evidenced by a written agreement, executed by the grantee and the Company, which shall contain such restrictions, terms and conditions as the Board of Directors or the Committee may require in each instance.
     (b) All shares of Restricted Stock shall be subject to the following restrictions:
          (i) Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the "Restriction Period" (as defined below in Section 5
                (d)) applicable to such shares.
          (ii) Shares shall be forfeited and shall be returned to the Company and all rights of the grantee shall terminate without any payment or consideration by the Company unless the grantee remains in the continuous employment of the Company throughout the Restriction Period applicable to such shares, except as provided in Section 6 or except as provided in the written agreement referred to in Subsection 5 (a) above.
          (iii) Each certificate issued for shares of Restricted Stock shall be registered in the name of the grantee and, during any applicable Restriction Period, deposited by him, together with an assignment of certificate endorsed in blank, with the Company and shall bear the following (or a similar) legend:
          "The shares of stock represented hereby are subject to the terms and conditions (including forfeiture conditions and restrictions on transfer) contained in the Restricted Stock Plan of ESSEX CORPORATION. A copy of such Plan is on file in the office of ESSEX CORPORATION, 9150 Guilford Road, Columbia, Maryland 21046."

     (c) Upon the award of shares of Restricted Stock hereunder, the grantee shall (subject to the restrictions set forth herein) have all of the rights of a shareholder and owner with respect to such shares, except that all dividends or other distributions paid or made with respect to the shares shall be accumulated, together with interest thereon at the rate of nine percent (9%) per annum, by the Company for the benefit of the grantee and will be paid over to the grantee upon the expiration of the Restriction Period applicable to such shares (and shall be forfeited if and to the extent that the shares of Restricted Stock are forfeited).
     (d) The period during which the restrictions set forth in Section 5 (b) shall remain in effect (the "Restriction Period") with respect to any particular shares of Restricted Stock and the specific terms and conditions of such restrictions shall be fixed on the date of grant of an award of Restricted Stock and shall be specifically set forth in

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          written agreement referred to in Subsection 5 (a). The restrictions set forth in Section 5 (b) shall expire with respect to any particular shares of Restricted Stock upon expiration of the Restriction Period applicable to such shares or sooner, by operation of Section 6 of this Plan.

6.   Death or Substantial Disability
     -------------------------------

     If a grantee of shares of Restricted Stock dies or becomes substantially disabled prior to the expiration of any Restriction Period established by the Board of Directors or the Committee, the Restriction Periods as to all shares of Restricted Stock held by such grantee shall be deemed to have expired immediately prior to the grantee's death or onset of substantial disability. "Substantial Disability" as used above shall mean continuing inability of a director or an employee for any reason to perform substantially all the duties and functions such director or employee had theretofore performed. All determinations as to the date and extent of disability of any director or employee shall be made by the Board of Directors or the Committee and shall be binding for all purposes.

7.   Effective Date, Amendments and Termination
     ------------------------------------------

     This Plan shall be effective as of December 14, 1983. The Board of Directors may at any time terminate or from time to time amend or suspend this Plan in whole or in part, provided, however, that no such action shall adversely affect any right or obligation with respect to any Restricted Stock theretofore awarded.

8.   Taxes
     -----

     Whenever the Company becomes obligated to pay withholding of federal or state taxes, as a result of the expiration of the Restricted Period applicable to any particular shares of Restricted Stock or an election made by the grantee under Section 83 (b) of the Internal Revenue Code (or any succeeding similar provision), the Company shall be entitled to receive from the grantee of such shares an amount equal to the amount of such withholding payment. At the election of the Board of Directors or the Committee, payment to the Company may be made in cash or by means of a promissory note payable to the Company. In the complete discretion of the Board of Directors or the Committee, the Company may, at the request of any participant in the Plan, loan or cause to be loaned or advanced to such participant funds sufficient to pay the withholding taxes described above plus an amount which shall equal the difference between such withholding tax liability and a sum equal to fifty percent (50%) of the total amount of personal service income represented by the Restricted Stock which is reported in the participant's election under Section 83 (b) of the Internal Revenue Code. Such loan shall be evidenced by a promissory note (i) bearing interest at the rate of nine percent (9%) per annum, (ii) secured, with further recourse,

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by shares of Common Stock of the Company (which may be the Restricted Stock)
having a fair market value (on the date of the grant of Restricted Stock under this plan) equal to two hundred percent (200%) of the amount of such loan, and
(iii) payable on the earlier of five (5) years after the date of the issuance of such loan or, in the event of the termination of participant's employment with the Company, one (1) month after the first date on which the participant is able to sell the shares of Common Stock securing such promissory note without, in the opinion of Company counsel, violating Section 5 of the Securities Act of 1933 or
Section 16 (b) of the Securities Exchange Act of 1934, if applicable at the time.

9.   Miscellaneous
     -------------

     An grantee's rights and interests under the Plan may not be assigned or transferred except, in the case of an grantee's death, to his designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution. No grantee or other person shall have any claim or right to be granted an award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to continuing employment by the Company or any director the right to be renominated for succeeding terms. No shares shall be issued or transferred under the Plan unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Board of Directors or the Committee. The Board of Directors or the Committee shall have the right to require any grantee receiving shares hereunder to agree in writing to comply with such restrictions on his subsequent disposition of such shares as the Board of Directors or the Committee shall deem necessary or advisable to comply with applicable federal and state securities laws, and certificates representing such shares may be legended to reflect any such restriction.

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NOTES
-----

FROM PROXY STATEMENTS
                              Restricted Stock Plan

This Plan shall be effective as of December 14, 1983.

1. During 1983, the Board of Directors adopted the Essex Corporation Restricted Stock Plan under which 50,000 shares of the Company's common stock were reserved for issuance to key employees of the Company selected by the Board of Directors. Shares of "restricted Stock" may be issued under the Plan subject to forfeiture during a Restriction Period fixed in each instance by the Board of Directors whereby all rights of the grantee to the stock terminate upon cessation of continuous employment during the restriction period. Upon expiration of the Restriction Period, or earlier upon the death or substantial disability of the grantee, the restrictions applicable to all shares of restricted stock of the grantee expire. Under the Plan, the Company is entitled to receive from the grantee of any shares an amount equal to the sum of federal or state tax required to be withheld with respect to the grant of shares at such time when the grantee is regarded as having received taxable compensation. At the election of the Board of Directors, payment of such amount of withholding liability may be made in cash or a promissory note payable to the Company and, in the discretion of the Board of Directors, the Company may loan or cause to be loaned to the grantee funds sufficient to pay the withholding taxes plus an amount equal to the difference between such withholding tax liability and a sum equal to fifty percent (50%) of the total amount of personal service income represented by the stock which is reported as income to the grantee. Such loans must be evidenced by a promissory note payable five years after the date of the loan bearing interest to nine percent (9%) per annum and secured by shares of stock of the Company (which may be restricted stock) having a fair market value equal to two hundred percent (200%) of the loan.

2. In January, 1984, 25,000 shares of the Company's common stock were issued under the Plan to Mr. F. Eugene Purcell, Executive Vice President of the Company (see "1984 Proxy Statement - Certain Transactions, page 9).

3. Through 1985, 25,000 shares of the Company's common stock had been issued under the Plan to Mr. F. Eugene Purcell, former President of the Company; these shares were repurchased from Mr. Purcell in May, 1985 (see "1986 Proxy Statement
- Certain Transactions, page 8).

4. Amended August 18, 1986 to include Directors. On August 18, 1986, the Board of Directors awarded 1,000 shares of the Company's common stock to each Director other than Frank E. Manning, subject to the terms of the Plan. The shares are subject to forfeiture in the event that continuous membership of the recipient Director on the Board of Directors of the Company is terminated voluntarily be him, or if such Director is removed, or not nominated for reelection, or not reelected during the period prior to September 1, 1987, except if such termination, removal, or non-reelection is caused by the substantial disability or death of such Director. On January 12, 1987, the Company entered into a Restricted Stock Bonus Agreement with Mr. Robert B. Pirie, Jr., Executive Vice President and Chief Operating Officer of the Company, pursuant to which he has received 10,000 shares of the Company's common stock subject to the terms of the Restricted Stock Bonus Plan. The shares are also subject to forfeiture

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in the event that the continuous employment of Mr. Pirie is terminated voluntarily by him, or for cause by the Company prior to April 11, 1989, except if such termination is caused by the substantial disability or death of Mr. Pirie. (See - "1987 Proxy Statement").

5.   Such restrictions lapsed as to all four (4) Directors effective
September 1, 1987 (see Note 4). On May 20, 1987, the Company entered into another (see Note 4) Restricted Stock Bonus Agreement with Mr. Robert B. Pirie, Jr., for an additional 15,000 shares. The shares are also subject to forfeiture in the event that the continuous employment of Mr. Pirie is terminated voluntarily by him, or for cause by the Company prior to April 11, 1989, except if such termination is caused by the substantial disability or death of Mr. Pirie. On January 15, 1988, the Company entered into Restricted Stock Bonus Agreements with Mr. Martin G. Every, Senior Vice President of the Company, and Mr. Robert A. Nelson, Vice President of the Company, pursuant to which Mr. Every and Mr. Nelson each received 2,500 shares of the Company's common stock subject to the terms of the Restricted Stock Bonus Plan. Mr. Every's and Mr. Nelson's shares are also subject to forfeiture in the event that the continuous employment of grantee is voluntarily terminated by him, or for cause by the Company prior to January 14, 1989, except if such termination is caused by the substantial disability or death of the grantee. (See - "1988 Proxy Statement").

6. In late 1988, the Company and Mr. Robert B. Pirie, Jr. concluded arrangements with respect to the 25,000 shares which he was awarded in 1987 under the Restricted Stock Bonus Plan. In January 1989, Mr. Martin G. Every and Mr. Robert A. Nelson, Senior Vice Presidents, each satisfied the forfeiture restrictions and vested in 2,500 shares of the Company's common stock. On February 6, 1989, the Company entered into a Restricted Stock Bonus Agreement with Mr. Joseph R. Kurry Jr., Vice President and Treasurer of the Company, pursuant to which Mr. Kurry received 950 shares of the Company's common stock subject to the terms of the Restricted Stock Bonus Plan. Mr. Kurry's shares are subject to forfeiture in the event that his continuous employment is voluntarily terminated by him, or for cause by the Company prior to August 1989, except if such termination is caused by his substantial disability or death. (See -" Proxy Statement - 1989").

7. In August 1989, Mr. Joseph R. Kurry, Jr., Vice President and Treasurer of the Company, satisfied the forfeiture restrictions and vested in 950 shares of the Company's common stock. These shares were awarded six months earlier under the Restricted Stock Bonus Plan. (See - "1990 Proxy Statement").

8. There are currently 40,050 shares available for issuance under the Plan. No shares were issued in 1990. (See - "Proxy Statement - 1991").

9. In February 1992, Essex Vice Presidents Terry M. Turpin and Dr. Robert S. Kennedy were awarded 2,000 shares each. In both cases the restriction period was waived and individuals were issued the stock certificates (See - "Proxy Statement - 1992").

10. In June 1992, the Board approved to authorize 40,000 shares of Essex common stock to be reissued through the Restricted Stock Plan; the shares previously authorized had been forfeited. (See - "Proxy Statement - 1993").

11. During 1993, the Board awarded Les Gesell and Jim Lafuse 1,000 shares each. (See -

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 "Proxy Statement - 1994").

12. On September 11, 1995, the Board of Directors awarded 2,000 shares of the Company's common stock to each Director other than Harry Letaw, subject to the terms of the Plan. The restriction period of the particular shares shall expire January 11, 1996. (See - "Proxy Statement 1996")

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                           RESTRICTED STOCK BONUS PLAN
                           ---------------------------
                             As of December 31, 1995

                           AWARD
NAME                        DATE        SHARES       VEST DATE
----------------------    --------    ---------    -------------
Every, Martin             01/15/88        2,500    Vested/Issued
Gesell, Les               08/16/93        1,000    Vested/Issued
Kaswell, Joel             08/18/86        1,000    Vested/Issued
Kennedy, Robert           02/03/92        2,000    Vested/Issued
Kurry, Joseph             02/06/89          950    Vested/Issued
Lafuse, James             08/16/93        1,000    Vested/Issued
Nelson, Robert A.         01/15/88        2,500    Vested/Issued
Perkins, A. William       08/18/86        1,000    Vested/Issued
Resnikoff, Howard L.      08/18/86        1,000    Vested/Issued
Smith, Charles S.         08/18/86        1,000    Vested/Issued
Turpin, Terry             02/03/92        2,000    Vested/Issued
Hanson, Harold            09/11/95        2,000    Vested/Issued
Hicks, Robert             09/11/95        2,000    Vested/Issued
Hopkins, Samuel           09/11/95        2,000    Vested/Issued
Keeler, Ray               09/11/95        2,000    Vested/Issued
Manning, Frank            09/11/95        2,000    Vested/Issued
Perkins, A. William       09/11/95        2,000    Vested/Issued
                                      ---------
                                         27,950

       50,000 Shares Authorized
     27,950 Shares Vested/Issued
     15,000 Pirie
     25,000 Purcell
     +40,000 6/92 Board Increase
     -------
       22,050 Shares Available

--------------------------------------------------------------------------------
Cancelled Shares:

Pirie, Robert Jr. Issued 5/20/87 15,000 - Cancelled 11/15/88
                                    01/12/87 10,000 - Sold back to Essex

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